UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Registrant’s address, including zip code, and telephone number, including area code, of principal executive offices)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                                                    Walter Energy, Inc. 2014 Long-Term Incentive Plan

On April 24, 2014, Walter Energy, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”).  At the 2014 Annual Meeting, the stockholders approved the Walter Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”), which had been previously recommended by the Company’s Compensation and Human Resources Committee (the “Compensation Committee”) and approved by the Company’s Board of Directors, in each case, subject to stockholder approval.  The Plan, provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance compensation awards denominated in cash or in stock to employees, directors and consultants as may determined by the Compensation Committee, as administrator of the Plan.  As previously determined by the Company’s Board of Directors, no new awards will be granted under the Company’s Amended and Restated 2002 Long-Term Incentive Award Plan after the date on which the Plan is approved by stockholders, however, awards previously granted under the Amended and Restated 2002 Long-Term Incentive Award Plan will remain outstanding in accordance with their existing terms.

The material features of the Plan are described in the Company’s definitive Proxy Statement filed on March 12, 2014 in connection with the 2014 Annual Meeting, which description is filed herewith as Exhibit 99.1 and incorporated herein by reference.  The above and the incorporated descriptions of the Plan are qualified in their entirety by reference to the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07                             Submission of Matters to a Vote of Security Holders.

On April 24, 2014, the Company held its 2014 Annual Meeting, at which the Company’s stockholders voted on the following four proposals:

1.                                      to elect ten director nominees to the Board of Directors (“Proposal 1”);

2.                                      to approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers (“Proposal 2”);

3.                                      to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2014 (“Proposal 3”); and

4.                                      to approve the Walter Energy, Inc. 2014 Long-Term Incentive Plan (“Proposal 4”).

The final voting totals were as follows:

Proposal 1 — Election of Directors. Each of the director nominees listed below received the following votes.  In addition, there were 20,556,003 broker non-votes for Proposal 1.

Name of Nominee	Shares Voted For	Shares Voted Against	Abstentions
David R. Beatty	25,970,938	1,101,073	240,588
Mary R. Henderson	25,962,126	1,110,029	240,444
Jerry W. Kolb	25,948,723	1,111,332	252,544
Patrick A. Kriegshauser	25,968,916	1,100,069	243,614
Joseph B. Leonard	25,643,467	1,333,215	335,917
Graham Mascall	25,951,706	1,114,039	246,854
Bernard G. Rethore	25,947,199	1,110,237	255,163
Walter J. Scheller, III	25,967,791	1,106,093	238,715
Michael T. Tokarz	25,352,301	1,128,993	831,305
A.J. Wagner	25,969,842	1,098,294	244,463

Proposal 2 — Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. There were 20,556,003 broker non-votes for Proposal 2.

Shares Voted For	Shares Voted Against	Abstentions
25,797,477	1,371,351	143,771

Proposal 3 — Ratification of Independent Auditors. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. There were no broker non-votes for Proposal 3.

Shares Voted For	Shares Voted Against	Abstentions
45,319,360	2,350,048	199,194

Proposal 4 — Approval of the Walter Energy, Inc. 2014 Long-Term Incentive Plan. The stockholders approved the Walter Energy, Inc. 2014 Long-Term Incentive Plan. There were 20,556,003 broker non-votes for Proposal 4.

Shares Voted For	Shares Voted Against	Abstentions
24,329,292	1,911,178	1,072,129

Item 9.01                             Financial Statements and Exhibits.

(d)                                                                   Exhibits.

Exhibit No.	Description

10.1	Walter Energy, Inc. 2014 Long-Term Incentive Plan

99.1

The section entitled “Proposal 4 — Approval of the Walter Energy, Inc. Long-Term Incentive Plan,” of the Company’s definitive Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on March 12, 2014 (File No. 001- 13711))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: April 28, 2014	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Executive Vice President
General Counsel and Secretary